UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 16, 2012

American Apparel, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-32697	20-3200601
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

747 Warehouse Street, Los Angeles, CA	90021-1106
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (213) 488-0226

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On October 16, 2012, American Apparel, Inc. (the “Company”), and Dov Charney, the Company’s Chairman, Chief Executive Officer and principal stockholder, entered into an amendment to the Purchase Agreement, dated as of April 27, 2011, between the Company and Mr. Charney. Subject to receipt of any required stockholder approval under the rules of the NYSE MKT, the amendment extends by one year the measurement periods for Mr. Charney’s anti-dilution protection provisions and reduces the length of the corresponding stock price target periods from 60 days to 30 days.

Item 9.01       Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Amendment to Purchase Agreement, dated as of October 16, 2012, by and between American Apparel, Inc. and Dov Charney.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN APPAREL, INC.

Dated: October 18, 2012	By:	/s/ Glenn A. Weinman
Name: Glenn A. Weinman
Title: Executive Vice President, General Counsel and Secretary

EXHIBIT INDEX

10.1	Amendment to Purchase Agreement, dated as of October 16, 2012, by and between American Apparel, Inc. and Dov Charney.